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                                                                     Exhibit 1.1

                AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED

                              ARMS II GLOBAL FUND 3

       US$[____________] Class A-1(a) Mortgage Backed Floating Rate Bonds
      EURO [____________] Class A-1(b) Mortgage Backed Floating Rate Bonds
       US$[____________] Class B-1(a) Mortgage Backed Floating Rate Bonds
       EURO [___________] Class B-1(b) Mortgage Backed Floating Rate Bonds


                             UNDERWRITING AGREEMENT

                                                        January [__], 2004


Deutsche Bank Securities Inc.
 As Representative of the Several Underwriters,
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

1. INTRODUCTORY. Permanent Custodians Limited (ACN 001 426 384), a limited liability public company under the Corporations Act 2001 (Commonwealth of Australia) in its capacity as trustee of ARMS II Global Fund 3 (the "ISSUER TRUSTEE") at the direction of Australian Securitisation Management Pty Limited (ABN 32 103 852 428), as manager (the "TRUST MANAGER") of ARMS II Global Fund 3 (the "TRUST") proposes to sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representative (the "REPRESENTATIVE"), US$[______] principal amount of Class A-1(a) Mortgage Backed Floating Rate Bonds (the "CLASS A-1(a) BONDS") and EURO [_____] principal amount of Class A-1(b) Mortgage Backed Floating Rate Bonds (the "CLASS A-1(b) BONDS" and, together with the Class A-1(a) Bonds, the "CLASS A BONDS") and US$[_______] principal amount of Class B-1(a) Mortgage Backed Floating Rate Bonds (the "CLASS B-1(a) BONDS") and EURO [_____] principal amount of Class B-1(b) Mortgage Backed Floating Rate Bonds (the "CLASS B-1(b) BONDS" and, together with the Class B-1(a) Bonds, the "CLASS B BONDS") issued by the Trust. The Class A Bonds and Class B Bonds are together referred to herein as the "OFFSHORE BONDS." Each Offshore Bond will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS") originated by Australian Mortgage Securities Ltd (ABN 89 003 072 446) ("AMS") including all monies at any time paid or payable thereon or in respect thereof from and after the Closing Date (as defined herein) with respect to payments of principal and interest, rights under certain insurance policies with respect to the Housing Loans, amounts on deposit in the accounts established in connection with the creation of the Trust and the issuance of the Bonds (as defined herein) and the rights of the Issuer Trustee under the Basic Documents. The Trust will be created pursuant to the Master Trust Deed, dated March 7, 1995, between the Issuer Trustee and AMS, as amended and

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restated from time to time (the "MASTER TRUST DEED") and a fund creation notice, dated December 4, 2003 given by the Trust Manager to the Issuer Trustee (the "FUND CREATION NOTICE") which sets forth specific provisions regarding the Trust. The Bond Trust Deed, to be dated on or about January [____], 2004 (the "BOND TRUST DEED") by and among the Issuer Trustee, the Trust Manager, the Servicer (as defined below), Permanent Registry Limited (the "SECURITY TRUSTEE") and The Bank of New York, a New York banking corporation (the "BOND TRUSTEE") provides for the issuance and registration of the Offshore Bonds in accordance with the terms and conditions attached thereto (the "CONDITIONS"). AMS will act as servicer (the "SERVICER") of the Housing Loans. The Trust Manager and AMS are each an "AMS PARTY" and collectively are referred to herein as the "AMS PARTIES."

     The Class A-1(a) Bonds will be issued in an aggregate principal amount of US$[________]. The Class A-1(b) Bonds will be issued in an aggregate principal amount of EURO [________]. The Class B-1(a) Bonds will be issued in an aggregate principal amount of US$[______]. The Class B-1(b) Bonds will be issued in an aggregate principal amount of EURO [________]. Any Fast Prepayment Bonds that may be issued after the date of this Agreement are referred to as the "A$ SECURITIES." The Offshore Bonds and the A$ Securities are collectively referred to as the "BONDS."

     The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Offshore Bonds.

     When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the Master Trust Deed, the Fund Creation Notice, the Conditions, the Master Origination and Servicing Agreement, the Bonds, the Security Trust Deed, the Bond Trust Deed, the Interest Rate Swaps, the Currency Swaps, and the Paying Agency Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Bond Trust Deed.

     In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

     The AMS Parties and the Issuer Trustee hereby agree with the several Underwriters named on Schedule I as follows:

2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER TRUSTEE AND THE AMS PARTIES.

I. The Issuer Trustee represents and warrants to each Underwriter as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter that:

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     (a) There has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Issuer Trustee or the Trust, except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Bonds and each Basic Document to which it is or is to be a party.

     (b) The Issuer Trustee is a corporation duly incorporated and existing under the Corporations Act 2001 (Commonwealth of Australia) as in effect on the date of this agreement; it is duly qualified and holds all licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus and to issue the Bonds and to act as required by each Basic Document to which it is or is to be a party and by law to comply with any requirements which affect the operations or business of the Trust or the Issuer Trustee's obligations under the Basic Documents to which it is a party.

     (c) This Agreement has been duly authorized, executed and delivered by the Issuer Trustee.

     (d) The Bonds have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Bond Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Each of the Basic Documents to which the Issuer Trustee is a party have been duly authorized by the Issuer Trustee, and, when executed and delivered by the Issuer Trustee and each of the other parties thereto (assuming valid execution by each of those parties), will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     (e) The Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Bonds and the performance by the Issuer Trustee of all of the provisions of its obligations under the Bonds, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not

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     conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties; and no consent, approval, authorization, order, license, registration (other than the registration of the Security Trust Deed) or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Bonds or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Bonds by the Underwriters.

     (f) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the actual knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust, or to which the Issuer Trustee is a party or to which the Issuer Trustee or any property of the Trust is the subject, that will have an impact on the transactions contemplated by this Agreement.

     (g) The representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects.

     (h) To the Issuer Trustee's actual knowledge, no event has occurred that would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under Section 17 of the Master Trust Deed.

     (i) The Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief, having made reasonable inquiry and investigation) have any other steps been taken or legal proceedings been started or threatened against the Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

     (j) The Bonds and the obligations of the Issuer Trustee under the Bond Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the terms of the Security Trust Deed.

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     (k) No event has occurred or circumstances arisen which, had the Bonds already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default.

II. The AMS Parties, jointly and severally, represent and warrant to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

     (a) The Trust Manager has filed a registration statement on Form S-11 (No. 333-110126), including a form of preliminary prospectus, for registration of the Offshore Bonds under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement in the form in which it first became effective and as amended or supplemented thereafter (if applicable) and the prospectus constituting a part thereof (including all information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act) as amended or supplemented thereafter (if applicable) under the Securities Act are herein referred to as the "REGISTRATION STATEMENT" and the "PROSPECTUS", respectively, except that if any revised prospectus shall be provided to you for use in connection with the offering of the Offshore Bonds which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

     (b) The Registration Statement has been declared effective under the Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The Registration Statement and Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Bond Trustee under the Trust Indenture Act,

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     and (ii) statements in or omissions from the Registration Statement or the
     Prospectus based upon written information furnished to the Trust Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

     (c) Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties, stockholders' equity or results of operations of any AMS Party taken as a whole.

     (d) Each AMS Party is a corporation duly incorporated and validly existing under the Corporations Act 2001 (Commonwealth of Australia) as in effect at the date of this agreement; each AMS Party has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; each AMS Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

     (e) This Agreement has been duly authorized, executed and delivered by each of the AMS Parties.

     (f) The Basic Documents to which any AMS party is a party have been duly authorized by the applicable AMS Party, and upon effectiveness of the Registration Statement, the Bond Trust Deed will have been duly qualified under the Trust Indenture Act and, when executed and delivered by each AMS Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which any AMS Party is a party will constitute a legal, valid and binding obligation of each such AMS Party, enforceable against each such AMS Party in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles; and the Bonds and the Basic Documents each will conform to the descriptions thereof in the Prospectus.

     (g) Neither AMS Party is, nor with the giving of notice, or lapse of time or both would be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound,

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     except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Bonds and the performance by each AMS Party of all of the provisions of its obligations under the Bonds, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either AMS Party is a party or by which either AMS Party is bound or to which any of the property or assets of either AMS Party is subject, nor will any such action result in any violation of the provisions of the Constitution of either AMS Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either AMS Party, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Bonds or the consummation by either AMS Party of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Offshore Bonds by the Underwriters.

     (h) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of either AMS Party, threatened against or affecting either AMS Party or its properties or to which either AMS Party is or may be a party or to which either AMS Party or any property of either AMS Party is or may be the subject, in each case, that will have an impact on the transactions contemplated by this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     (i) The representations and warranties of each AMS Party contained in the Basic Documents are true and correct in all material respects.

     (j) KPMG are independent public accountants with respect to each AMS Party within the meaning of the standards established by the American Institute of Certified Public Accountants.

     (k) Each AMS Party owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign,

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     necessary to perform its obligations under this Agreement and the Basic
     Documents, and neither AMS Party has received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other authorization; and each AMS Party is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents.

     (l) To the knowledge of any AMS Party, no event has occurred that would entitle either AMS Party to direct the Issuer Trustee to retire as trustee of the Trust under clause 17 of the Master Trust Deed.

     (m) Neither AMS Party has taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against either AMS Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

     (n) Subject to compliance with Section 128F of the Tax Act, and compliance by the Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Offshore Bonds and the performance of either AMS Parties' or the Issuer Trustee's obligations under the Basic Documents, other than, in the case of stamp duty, on the execution of a written transfer of Bonds in the Northern Territory.

     (o) No event has occurred or circumstances arisen that, had the Bonds already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's Default (as defined in the Master Trust Deed).

     (p) Since January [__], 2004, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of either of the AMS Parties.

     (q) As of the Closing Date, the Issuer Trustee will hold each Housing Loan that is the subject of the Issue Notice given by the Trust Manager to the Issuer Trustee on or about the date of this agreement as the trustee of the Trust.

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     (r) The Trust is not and (i) upon the issuance and sale of the Bonds as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3. PURCHASE, SALE AND DELIVERY OF OFFSHORE BONDS. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Offshore Bonds to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer Trustee at a purchase price of 100% of the principal amount of the Offshore Bonds (which amount shall be exclusive of the commissions payable to the Underwriters by AMS) the respective principal amount of the Offshore Bonds set forth opposite the names of the Underwriters in Schedule I hereto.

     The Issuer Trustee will deliver against payment of the purchase price the Class A Bonds and Class B Bonds in the form of one or more permanent Class A Global Bonds and Class B Global Bonds, respectively, in definitive form (the "GLOBAL BONDS").

     The Class A-1(a) Global Bonds and the Class B-1(a) Global Bonds shall be deposited with the Bond Trustee as custodian for The Depository Trust Company (the "DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Class A-1(a) Global Bonds or Class B-1(a) Global Bonds will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Class A-1(a) Bonds and Class B-1(a) Bonds shall be made by the Underwriters in immediately-available funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Currency Swap Provider at the office of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 not later than 10:00 A.M., New York City time, on January [29], 2004, or at such other time not later than seven full business days thereafter as the Representative and the Trust Manager determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Bond Trustee as custodian for DTC of the Class A-1(a) Global Bonds and Class B-1(a) Global Bonds representing all of the Class A-1(a) Bonds and Class B-1(a) Bonds. The Class A-1(a) Global Bonds and Class B-1(a) Global Bonds will be made available for checking at the above office at least 24 hours prior to the Closing Date.

     The Class A-1(b) Global Bonds and Class B-1(b) Global Bonds shall be deposited with the Bond Trustee as common depository for the Euroclear Bank S.A./N.V. as operator of the Euroclear System ("EUROCLEAR") and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee for Euroclear and Clearstream, Luxembourg. Interests in any permanent Class A-1(b) Global Bonds or Class B-1(b) Global Bonds will be held only in book-entry form through Euroclear and Clearstream,

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Luxembourg, except in the limited circumstances described in the Prospectus.
Payment for the Class A-1(b) Bonds and Class B-1(b) Bonds shall be made by the Underwriters in immediately-available funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Currency Swap Provider at the office of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 not later than 10:00 A.M., New York City time, on the Closing Date, against delivery to the Bond Trustee as common depository for Euroclear and Clearstream, Luxembourg of the Class A-1(b) Global Bonds and Class B-1(b) Global Bonds representing all of the Class A-1(b) Bonds and Class B-1(b) Bonds. The Class A-1(b) Global Bonds and Class B-1(b) Global Bonds will be made available for checking at the above office at least 24 hours prior to the Closing Date.

     AMS shall pay US$[_______] and EURO[____________] (the "COMMISSION") to the Underwriters on the Closing Date in immediately-available funds by official bank check or checks or wire transfer to a bank account or accounts directed by the Representative.

4. OFFERING BY UNDERWRITERS. The AMS Parties and the Issuer Trustee understand that the several Underwriters propose to offer the Offshore Bonds for sale to the public as set forth in the Prospectus.

5. CERTAIN AGREEMENTS OF THE AMS PARTIES AND THE ISSUER TRUSTEE.

I. The AMS Parties, jointly and severally, covenant and agree with each of the several Underwriters as follows:

     (a) The Trust Manager will file with the Commission pursuant to and in accordance with Rule 430A and subparagraph (4) of Rule 424(b) copies of an amended Prospectus containing all of the information omitted from the Prospectus in reliance upon Rule 430A at the time the Registration Statement became effective. The Trust Manager will advise the Representative promptly of any such filing pursuant to Rule 424(b).

     (b) The Trust Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not amend or supplement the Registration Statement or the Prospectus without the Representative's consent; and the Trust Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Offshore Bonds is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the

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     circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Trust Manager will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement will constitute a waiver of any of the conditions set forth in Section 6.

     (d) As soon as practicable, the Trust Manager will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

     (e) The Trust Manager will furnish to the Representative copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offshore Bonds is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the Representative requests. The Prospectus will be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement. All other documents will be so furnished as soon as available. The Trust Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) The Trust Manager will arrange for the qualification of the Offshore Bonds for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution. The Trust Manager, on behalf of the Issuer Trustee, will assist the Representative in applying to the Irish Stock Exchange for each class of Offshore Bonds to be admitted to the Daily Official List.

     (g) So long as the Offshore Bonds are outstanding, the Trust Manager will furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee or the Bond Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Bond Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, the bond factor (a factor equal to the outstanding principal amount of the Offshore Bonds divided by the original principal amount of the Offshore Bonds, expressed as a percentage) as of the related Record Date shall be available to the Representative on

     Bloomberg and Reuters, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Offshore Bonds, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the Trust Manager as the Representative may reasonably request.

     (h) To the extent, if any, that the ratings provided with respect to the Offshore Bonds by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the Trust Manager will use its best efforts to furnish such documents and take any other such action.

     (i) The Trust Manager will assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Offshore Bonds and related matters.

     (j) The Trust Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken that it knows or has reason to believe would result in the Offshore Bonds not being assigned the ratings referred to in Section 6(n) below.

     (k) AMS will pay all expenses incident to the performance of the AMS Parties' obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of underwriters' counsel and issuers' counsel) incurred in connection with qualification of the Offshore Bonds for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any costs incurred in connection with the application to the Irish Stock Exchange to list each class of Offshore Bonds on the Daily Official List, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Offshore Bonds, for any travel expenses of any of the AMS Parties' officers and employees and any other expenses of either AMS Party in connection with attending or hosting meetings with prospective purchasers of the Offshore Bonds and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     (l) AMS will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offshore Bonds (other than on the transfer of any Offshore Bonds from the Underwriter) and on the execution and delivery of this Agreement. All payments to be made by the Issuer Trustee and the AMS Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     (m) Neither AMS Party will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

II. The Issuer Trustee covenants and agrees with each of the several Underwriters as follows:

     (a) The Issuer Trustee will use the net proceeds received by the Issuer Trustee from the sale of the Offshore Bonds pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

     (b) The Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Offshore Bonds or the enforcement or delivery of this Agreement.

     (c) The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in
     Section 6(i) and Section 6(p) below and (i) the Issuer Trustee shall execute those of the Basic Documents required to be executed by the Issuer Trustee not executed on the date hereof on or before the Closing Date, and
     (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Offshore Bonds and related matters.

     (d) The Issuer Trustee will assure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

     (e) The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party that are required to be performed prior to or simultaneously with closing on the Closing Date.

     (f) The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Bonds or the Class B Bonds not being assigned the respective ratings referred to in Section 6(n) below.

     (g) The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offshore Bonds on the Closing Date will be subject to the accuracy of the representations and warranties of the AMS Parties and the Issuer Trustee made herein, to the accuracy of the statements of officers of the AMS Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the AMS Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

     (a) The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof or on such later date to which the Representative has consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus, including all price-related information previously omitted from the prospectus which formed a part of the Registration Statement at the time it became effective, in accordance with Rule 430A, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5.I.(a) hereof; and prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the AMS Parties, the Issuer Trustee, the Interest Rate Swaps Counterparty or the Currency Swap Counterparty and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offshore Bonds; (ii) any downgrading in the rating of any debt securities of any of the Trust Manager, AMS, the Issuer Trustee, the Interest Rate Swaps Counterparty or the Currency Swap Counterparty by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Bonds or any debt securities of any of the Trust Manager, AMS, the Issuer Trustee, the Interest Rate Swaps Counterparty or the Currency Swap

     Counterparty (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the Irish Stock Exchange or any other exchange on which the Offshore Bonds are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Trust Manager, AMS, the Issuer Trustee, any Interest Rate Swap Counterparty or the Currency Swap Counterparty on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York, London, England or Australian authorities; or (v) any outbreak or escalation of major hostilities in which the United States, England or Australia is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offshore Bonds.

     (c) The Representative shall have received a certificate, dated such Closing Date, of the managing director, director or any chief general manager of each AMS Party and (as to paragraphs (i) and (ii) below only) of an authorized officer of the Issuer Trustee in which such officers, to the best of their knowledge after reasonable investigation, shall state that:
     (i) the representations and warranties of such entity in this Agreement are true and correct; (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) in the case of the Trust Manager, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements supplied by the AMS Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (d) Allens Arthur Robinson, Australian counsel for AMS, the Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (e) Allens Arthur Robinson, Australian tax counsel for AMS, the Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (f) The Representative shall have received two letters, one dated the date of the preliminary prospectus and one dated the date hereof, of KPMG confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the AMS Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (g) Mayer, Brown, Rowe & Maw LLP, United States counsel for the AMS Parties and the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, to the effect that:

          (1) The Bond Trust Deed has been duly qualified under the Trust Indenture Act;

          (2) To such counsel's knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

          (3) The Trust is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

          (4) No consent, approval, authorization or order of, or filing with, any governmental agency located in the United States or body or any court located in the United States is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Bonds by the Issuer Trustee, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws;

          (5) The Registration Statement was filed and was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to subparagraph (4) of Rule 424(b) on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings are accurate and fairly present the information required to be shown: it being understood that such counsel need express no opinion as to the financial statements, other financial data contained in the Registration Statement or the Prospectus or the Statement of Eligibility of the Bond Trustee on Form T-1 contained in the Registration Statement;

          (6) The statements in the Prospectus under the Captions "Description of the Offshore Bonds" and "Description of the Transaction Documents", insofar as they purport to summarize certain terms of the Bonds and the applicable Basic Documents, constitute a fair summary of the provisions purported to be summarized; and

          (7) This Agreement represents a legal valid and binding obligation of each of AMS, the Trust Manager and the Issuer Trustee, subject to customary exceptions.

     (h) Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for the AMS Parties and the Issuer Trustee, shall have furnished to the

     Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative.

     (i) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (j) Emmet, Marvin & Martin, LLP, counsel for the Bond Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (k) [Reserved].

     (l) Sidley Austin Brown & Wood LLP, United States counsel to the Underwriters, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (m) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

     (n) At the Closing Date, each of the Class A Bonds shall have been rated "AAA" by Standard & Poor's (Australia) Pty Limited ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S" and together with S&P, the "RATING AGENCIES"), and each of the Class B Bonds shall have been rated "AA" by S&P and "Aa3" by Moody's, as evidenced by letters from the Rating Agencies.

     (o) The execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date.

     (p) On or prior to the Closing Date the AMS Parties and the Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

     (q) The Underwriters shall have received the Commission.

7.  INDEMNIFICATION AND CONTRIBUTION.

     (a) Each of AMS and the Trust Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Issuer Trustee may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter or the Issuer Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither AMS nor the Trust Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to AMS or the Trust Manager by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; (ii) ABN AMRO Bank N.V., for (A) information included in the first bullet point under the third paragraph and in the sixth full paragraph on pages [32-34] of the Prospectus under the heading "The Servicer" and (B) information included in the second, third, fourth, fifth and sixth paragraphs on page [89] of the Prospectus under the heading "Description of the Offshore Bonds - Fixed-Floating Rate Swap Provider"; or
     (iii) Deutsche Bank Aktiengesellschaft, for information included on pages [89-90] of the Prospectus under the heading "Description of the Offshore Bonds - Currency Swap Provider"; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offshore Bonds concerned, to the extent that a prospectus relating to such Offshore Bonds was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offshore Bonds to such person, a copy of the Prospectus if the Trust Manager had previously furnished copies thereof to such Underwriter at least three Business Days prior to the written confirmation of the sale of the Offshore Bonds.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless AMS, the Issuer Trustee and the Trust Manager, its partners, its directors and officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust Manager by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by AMS, the Issuer Trustee or the Trust Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters by the Representative: under the caption "Plan of Distribution", (i) the concession and reallowance figures appearing in the table following the third paragraph and (ii) the seventh paragraph.

     (c)    Promptly after receipt by an indemnified party under this Section
     (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the AMS Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Offshore Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the AMS Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the AMS Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the AMS Parties and the Issuer Trustee bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the AMS Parties and the Issuer Trustee or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). In addition, nothing in this Section 7 shall require the AMS Parties to indemnify and hold harmless ABN AMRO Bank N.V., Deutsche Bank Aktiengesellschaft or any Underwriter from any losses, claims, damages or liabilities arising out of or based on information contained in or omitted from (A) the information included in the first bullet point under the third paragraph and in the sixth full paragraph on pages [32-34] of the Prospectus under the heading "The Servicer"; (B) the information included in the second, third, fourth, fifth and sixth paragraphs on page [89] of the Prospectus under the heading "Description of the Offshore Bonds - Fixed-Floating Rate Swap Provider"; and (C) the information included on pages [89-90] of the Prospectus under the heading "Description of the Offshore Bonds - Currency Swap Provider". Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offshore Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the AMS Parties and the Issuer Trustee under this Section shall be in addition to any liability which the AMS Parties and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Trust Manager, to each officer of the AMS Parties or the Issuer Trustee who has signed the Registration Statement and to each person, if any, who controls the AMS Parties or the Issuer Trustee within the meaning of the Securities Act.

     8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offshore Bonds hereunder on the Closing Date and the aggregate principal amount of Offshore Bonds that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offshore Bonds that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Trust Manager for the purchase of such Offshore Bonds by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offshore Bonds that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offshore Bonds with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offshore Bonds that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Trust Manager for the purchase of such Offshore Bonds by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager, except as provided in Section 9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the AMS Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the AMS Parties, the Issuer Trustee or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offshore Bonds. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offshore Bonds by the Underwriters is not consummated, the AMS Parties, jointly and severally, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the AMS Parties, the Issuer Trustee and the Underwriters pursuant to
     Section 7 shall remain in effect, and if any Offshore Bonds have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offshore Bonds by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
     Section 8 or the occurrence of any event specified in clause (iii), (iv) or
     (v) of Section 6(b), the AMS Parties, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offshore Bonds.

     10. SELLING RESTRICTIONS.

     (a) No offering circular, prospectus or other disclosure document in relation to any Offshore Bonds has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The Offshore Bonds may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any person who is known (or should reasonably be known) by the Underwriter (without an obligation on the Underwriter to make any inquiry) to be resident of the Commonwealth of Australia. Each Underwriter severally (but not jointly) represents and agrees that it:

          (1) has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Offshore Bonds;

          (2) will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Offshore Bonds; and

          (3) has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

     in the Commonwealth of Australia, its territories or possessions ("AUSTRALIA") unless:

          (1) the amount payable for the Offshore Bonds on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by the Issuer Trustee or other person offering the Offshore Bonds or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under
               Part 6D.2 of the Corporations Act 2001 (Commonwealth of
               Australia);

          (2) the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

          (3) the Offshore Bonds will not be acquired by an Offshore Associate of the Issuer Trustee other than in the capacity of a dealer, manager, or underwriter in relation to a placement of the Offshore Bonds or in the capacity of a clearing house, custodian funds manager or responsible entity of a registered scheme.

          (b) Each Underwriter severally (but not jointly) agrees that, in connection with the primary distribution of the Offshore Bonds, it will not sell any Offshore Bonds to any person if, at the time of such sale, the Underwriter knows, or has reasonable grounds to suspect that, as a result of such sale, such Offshore Bonds or any interest in such Offshore Bonds will be, or will later be acquired, directly or indirectly, by an Offshore Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Offshore Bonds or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

          In this Section 10, an "OFFSHORE ASSOCIATE OF THE ISSUER TRUSTEE" means an associate - within the meaning of section 128F of the Income Tax Assessment Act - of the Issuer Trustee that is either a non-resident of Australia that does not acquire the Offshore Bonds in carrying on a business at or through a permanent establishment in Australia or, alternatively, is a resident of Australia that acquires the Bonds in carrying on a business at or through a permanent establishment outside Australia.

          (c) Each Underwriter agrees that it must offer the Offshore Bonds for which it subscribes for sale within 30 days of the issue of those Offshore Bonds. Such offer must only be by one of the following means (or a combination thereof);

          (1) as a result of negotiations being initiated by the Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Offshore Bonds are offered for sale; or

          (2)  by the Underwriter offering those Offshore Bonds for sale:

               (A) to at least 10 persons, each of whom must be carrying on a business of providing finance, or investing or dealing in securities in the course of operating in the financial markets and not known to be an associate (within the meaning of section 128F of the Income Tax Assessment Act) of any of the others;

               (B) as a result of being accepted for listing on a stock exchange where the Issuer Trustee has previously entered into an agreement with the Underwriter in relation to the placement of the Offshore Bonds requiring the Issuer Trustee to seek such listing; or

               (C) to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Offshore Bonds in the past or as likely to be interested in acquiring the Offshore Bonds.

     Each Underwriter will provide the Issuer Trustee (within five Business Days of the offer of such Offshore Bonds by it) a written statement which sets out the details of the relevant offer.

     Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Offshore Bond or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

          (d) Each Underwriter (severally and not jointly) acknowledges that no representation is made by the Issuer Trustee or any AMS Party that any action has been or will be taken in any jurisdiction outside the United States by the Issuer Trustee or any Underwriter that would permit a public offering of the Offshore Bonds, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter (severally and not jointly) will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offshore Bonds or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.

          (e)  Each Underwriter (severally and not jointly) agrees that:

               (i) it has only offered or sold and, prior to the expiry of a period of six months from the Closing Date, will only offer or sell any Offshore Bonds in or from the United
                       Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, except in circumstances that do not constitute an offer to the public under the Public Offers of Securities Regulations 1995 (as amended);

               (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Offshore Bonds in, from or otherwise involving the United Kingdom; and

               (iii) in connection with the Offshore Bonds, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offshore Bonds in circumstances in which Section 21(1) of FSMA does not apply to the Issuer Trustee.

          (f) Each Underwriter (severally and not jointly) agrees that the sale of the Offshore Bonds, by each Underwriter on behalf of the Issuer Trustee, does not, and will not, form part of any public offer of such Offshore Bonds in Spain, and each sale of Offshore Bonds will be an individual transaction and has been or will be negotiated and/or agreed with the relevant Underwriters in respect of the Offshore Bonds. Each Underwriter (severally and not jointly) has not provided any investor in respect of the Offshore Bonds, and will require each investor to acknowledge that it has not received, any advertising or marketing material from the relevant Underwriter regarding the Offshore Bonds other than the Prospectus. The Underwriters (severally and not jointly) agree that the Offshore Bonds may not be directly/indirectly sold, transferred or delivered in any manner, at any time other than to institutional investors in Spain (defined under Spanish Law as banks, saving banks and securities companies).

     11. CERTAIN MATTERS RELATING TO THE ISSUER TRUSTEE.

          The Issuer Trustee has no personal liability in relation to any of its obligations under or arising out of this Agreement or any of the Basic Documents entered into in its capacity as trustee of the Trust. In relation to each such obligation, the liability of the Issuer Trustee is limited to and does not extend beyond the Assets of the Trust as they stand at the time at which the obligation is met or satisfied. The Issuer Trustee is not liable to meet or satisfy any such obligation from its own assets (except the Trustee's Indemnity) and each such obligation must be met or satisfied from the Trust or the Trustee's Indemnity.

          The preceding paragraph applies notwithstanding the fact that the liabilities of the Issuer Trustee in its capacity as trustee of the Trust may from time to time almost equal, equal, or exceed the value of the Assets of the Trust at the relevant time.

          The previous paragraphs of this Section 11 do not apply to the liability of the Issuer Trustee in relation to any obligation which in any Basic Document the Issuer Trustee expressly assumes in its personal capacity.

          It is acknowledged by the Issuer Trustee that the Assets of the Trust at any time will include the amount of any compensation found by a Final Judgment (or admitted by the Issuer Trustee) to be payable by the Issuer Trustee to restore the Trust because of the failure by the Issuer Trustee to exercise in relation Trust the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Issuer Trustee having regard to the powers and duties conferred on the Issuer Trustee by the Master Trust Deed, in either case occurring before the time in question and causing loss to the Trust quantified before the time in question.

          For purposes of this Section 11, "Final Judgment" means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

     12. CONSENT TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF PROCESS.

          Each of the AMS Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the AMS Parties and the Issuer Trustee irrevocably appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 16, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the AMS Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Offshore Bonds remain outstanding.

          The obligation of any of the AMS Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the AMS Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

     13. FOREIGN TAXES. All payments to be made by the Issuer Trustee and any AMS Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such AMS Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such AMS Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     14. WAIVER OF IMMUNITIES. To the extent that any of the Issuer Trustee and AMS Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the AMS Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     15. JUDGMENT CURRENCY. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the AMS Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the AMS Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the AMS Parties, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager and AMS or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

                  Level 4
                  35 Clarence Street
                  SYDNEY  NSW  2000
                  AUSTRALIA
                  By fax: (02) 8295 8675
                  Attention: Senior Manager, Securitisation Trusts

     16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the

     Representative at 60 Wall Street, New York, NY 10005, Attention: Nita Cherry; if sent to the Trust Manager will be mailed, delivered or telegraphed and confirmed to the Trust Manager at c/o Level 6, 12 Castlereagh Street, Sydney NSW 2000, Australia (Facsimile No. + 61 2 8295
     8675), Attention: Financial Controller; if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the Issuer Trustee at Level 4, 35 Clarence Street, Sydney, New South Wales 2000 (Facsimile No. + 61 2 8295 8675), Attention: Senior Manager, Securitisation Trusts; and if sent to AMS, mailed, delivered or telegraphed and confirmed to AMS at Level 6, 12 Castlereagh Street, Sydney NSW 2000 (Facsimile No. + 61 2 9225 0864),
     Attention: Manager, Operations; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     17. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     18. REPRESENTATION OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     20. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return the enclosed counterparts hereof, whereupon it will become a binding agreement between the parties listed below in accordance with its terms.

                                        Very truly yours,

                                        AUSTRALIAN SECURITISATION
                                          MANAGEMENT PTY LIMITED


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        PERMANENT CUSTODIANS LIMITED


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        AUSTRALIAN MORTGAGE
                                          SECURITIES LTD


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the day first above written.

DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself as the Representative of the several Underwriters.


By:
     --------------------------------------------
       Name:
       Title:


By:
     --------------------------------------------
       Name:
       Title:

                                   SCHEDULE I

                                Principal Amount    Principal Amount    Principal Amount    Principal Amount
                                of Class A-1(a)     of Class A-1(b)     of Class B-1(a)     of Class B-1(b)
                                  Bonds to Be         Bonds to Be         Bonds to Be         Bonds to Be
Underwriter                        Purchased           Purchased           Purchased           Purchased
-----------                        ---------           ---------           ---------           ---------
Deutsche Bank Securities Inc.     US$[_______]       EURO[_______]        US$[_______]       EURO[_______]

ABN AMRO Incorporated             US$[_______]       EURO[_______]        US$[_______]       EURO[_______]

    Total....................     US$[_______]       EURO[_______]        US$[_______]       EURO[_______]

                              ARMS II GLOBAL FUND 3


       Certificate pursuant to section 6(c) of the Underwriting Agreement


Date:  January __, 2004


Deutsche Bank Securities Inc.
As Representative of the Underwriters
60 Wall Street
New York, NY 10005

I hereby certify that, to the best of my knowledge after reasonable investigation:

(i) the representations and warranties of Permanent Custodians Limited, in its capacity as trustee of the ARMS II Global Fund 3 (the "Issuer Trustee"), in the Underwriting Agreement dated January __, 2004 among Deutsche Bank Securities Inc., as representative ("Representative") of the Underwriters listed in Schedule I to that agreement (the "Underwriters"), Australian Securitisation Management Pty Limited, the Issuer Trustee and Australian Mortgage Securities Ltd (the "Underwriting Agreement") are true and correct; and

(ii) the Issuer Trustee has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: